UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Except for the historical information contained herein, the discussion and information presented in this report contain forward-looking statements that involve risks and uncertainties. Oxygen Biotherapeutics’ actual results could differ materially from those presented in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected problems and delays in product development, unexpected problems and delays in obtaining regulatory approvals, failure of third parties to meet funding commitments, inability to form agreements and strategic relationships that can facilitate development objectives, and other factors discussed in Oxygen Biotherapeutics’ Annual Report on Form 10-K for the year ended April 30, 2009, and subsequent filings made with the Securities and Exchange Commission. Oxygen Biotherapeutics cannot guarantee future results, levels of performance or achievements. Moreover, neither Oxygen Biotherapeutics nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Oxygen Biotherapeutics is under no obligation to update any of the forward-looking statements after the filing of this report to conform such statements to actual results or changes in expectations.

Item 3.02(d)	Recent Sales of Unregistered Securities

Effective on November 2, 2009, Oxygen Biotherapeutics, Inc., issued to Blaise Group International, Inc., warrants to purchase 7,408 shares of common stock at an exercise price of $6.75 per share that expire November 1, 2016. The warrants were issued as partial consideration under an agreement with Blaise Group to provide location and recruiting services for new directors to serve on the board of Oxygen Biotherapeutics. The warrants were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. On November 5, 2009, Oxygen Biotherapeutics entered into another director recruiting agreement with Blaise Group. Under this agreement Oxygen Biotherapeutics is obligated to make cash payments to Blaise totaling $100,000. If Blaise is successful in locating and recruiting a director, Oxygen Biotherapeutics will issue to Blaise additional warrant to purchase common stock.

In a report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009, Oxygen Biotherapeutics reported an amendment to the Securities Purchase Agreement dated June 8, 2009, between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio. (The original purchase agreement was reported in a report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2009.) A clinical trial for Oxycyte in traumatic brain injury was approved by Swissmedic, which is one of the milestones . under the amended agreement that triggers the right of Oxygen Biotherapeutics to call for purchase and sale of common stock to JP SPC 1 Vatea. That call has been made, and as a result there was a partial closing on October 29, 2009, pursuant to which 2.4 million shares were delivered to JP SPC 1 Vatea against payment to Oxygen Biotherapeutics of $600,000. On or before December 10, 2009, the amended agreement and call require JP SPC 1 Vatea to purchase an additional 21.6 million shares for $5,400,000. The shares are issued to JP SPC 1 Vatea in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 5.03(d)	Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year

On November 9, 2009, a Certificate of Amendment of the Certificate of Incorporation of Oxygen Biotherapeutics, Inc., as filed with the Secretary of State of the State of Delaware, effectuated the previously announced 1-for-15 reverse stock split of Oxygen Biotherapeutics common stock. The reverse stock split was effective at 12:01 a.m. Eastern Standard Time on that date. Trading in the post-split shares began November 9, 2009, under the new symbol “OXBT.” A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Oxygen Biotherapeutics, Inc.
10.1	Warrant issued to Blaise Group International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: November 11, 2009	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer